CHANGE IN TERMS AGREEMENT

Borrower:	American Church Mortgage Company 10400 Yellow Circle Dr Ste 102 Minnetonka, MN 55343	Lender:	Alerus Financial, N.A. 2300 S Columbia Rd Grand Forks, ND 58201 (800) 279-3200

Principal Amount: $4,000,000.00	Date of Agreement: July 22, 2019

DESCRIPTION OF EXISTING INDEBTEDNESS. Original Promissory Note dated April 9, 2018 in the amount of $4,000,000.00 between American Church Mortgage Company and Alerus Financial, N.A.

DESCRIPTION OF CHANGE IN TERMS. Extend maturity date from July 9, 2019 to July 22, 2020 and adjust interest rate and floor rate.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 22, 2020. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning September 1, 2019, with all subsequent interest payments to be due on the same day of each month after that.

VARIABLE INTEREST RATE. The interest rate on this loan is subject to change from time to time based on changes in an independent index which is the prevailing London Interbank Offered Rate (LIBOR) for deposits in U.S. dollars having a maturity equal to one month (the “Index”) as published by Bloomberg Financial Markets Information Services (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each month. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 2.412% per annum. Interest on the unpaid principal balance of this loan will be calculated as described in the "INTEREST CALCULATION METHOD" paragraph using a rate of 2.700 percentage points over the Index, rounded to the nearest 0.001 percent, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.112%. NOTICE: Under no circumstances will the interest rate on this loan be less than 4.750% per annum or more than the maximum rate allowed by applicable law.

INTEREST CALCULATION METHOD. Interest on this loan is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this loan is computed using this method.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to this Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

PRIOR TO SIGNING THIS AGREEMENT, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

BORROWER:

AMERICAN CHURCH MORTGAGE COMPANY

By:____/s/ Philip J. Myers______________________

Philip J Myers, President of American Church Mortgage Company

LENDER:

ALERUS FINANCIAL, N.A.

X ____/s/ Dean L. Friesen_____________________

Authorized Signer